UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 25, 2010 (May 25, 2010)
Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 25, 2010, Aircastle Limited (the “Company”) held its Annual General Meeting of Shareholders. The following is a summary of the voting results from that meeting:
1.	The shareholders elected Ronald W. Allen and Douglas A. Hacker (each a Class I director) to the Board of Directors for a term expiring upon the date of the 2013 Annual General Meeting of Shareholders.

	For	Withheld	Broker Non-Votes
Ronald W. Allen	61,456,061	604,089	11,579,479
Douglas A. Hacker	61,491,579	568,571	11,579,479

2.	The shareholders appointed Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2010, and authorized the Board of Directors of the Company, acting by its Audit Committee, to determine the independent registered public accounting firm’s fees.

Votes For	Votes Against	Abstentions
71,491,037	2,032,716	115,876

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AIRCASTLE LIMITED
(Registrant)
/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary
Date: May 25, 2010